News Release
Republic First Bancorp, Inc.
March 21, 2014

REPUBLIC FIRST BANCORP, INC. REPORTS FINANCIAL RESULTS FOR 2013

Philadelphia, PA, March 21, 2014 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended December 31, 2013.

Net income from operations, excluding special charges, was $4.3 million for the year ended December 31, 2013, which respresents an 18% increase over the amount recorded for the year ended December 31, 2012.  Special credit charges and a legal settlement totaling $7.8 million were recorded during 2013 in an effort to resolve the significant issues lingering from the old Republic Bank model.

“I am pleased to report that “The Power of Red is Back” and the new Republic Bank is poised for dramatic growth,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “Our South Jersey expansion got off to a tremendous start with the recent grand opening of our new and distinctive glass store in Cherry Hill, NJ.  The relocation of our Media, PA store to a prime location during the fourth quarter of 2013 has already demonstrated terrific results.  And the renovation of our store in the heart of Center City Philadelphia is well under way.”

“The Power of Red is Back” is an aggressive expansion plan beginning in Southern New Jersey and continuing throughout Metro Philadelphia. The Company has plans for additional stores in Marlton, Moorestown, Mount Holly, Medford, Glassboro, Washington Township and a second store in Cherry Hill.

Including special charges, the Company recorded a net loss of $3.5 million, or $(0.13) per share, for the year ended December 31, 2013 compared to net income of $3.6 million, or $0.14 per share, for the year ended December 31, 2012.

“We view 2013 as the final year to deal with issues originated under the old Republic Bank model,” added Madonna. “The charges taken over the past year have enabled us to improve asset quality, strengthen the balance sheet and resolve an outstanding legal matter that hung over our heads.  2014 is the beginning of a new chapter for Republic Bank which is rooted in extraordinary Customer service.  The steps taken over the last year will enable us to focus all efforts on rolling out our Customer-centric model to the many new Fans who await us.”

The following is a reconciliation of net income from operations to net income determined under GAAP for the year ended December 31, 2013 net income compared to December 31, 2012:

($ in 000’s, except per share data)	YTD GAAP Results 12/31/13	Special Charges and Adjustments	YTD Adjusted Results 12/31/13	YTD GAAP Results 12/31/12
Net Interest Income	$32,615	-	$32,615	$31,894
Non-Interest Income	9,216	-	9,216	8,828
Provision for Loan Losses	4,935	(3,760)	1,175	1,350
Non-Interest Expenses	40,411	(4,000)	36,411	35,902
Income (Loss) Before Tax	(3,515)	7,760	4,245	3,470
Provision (Benefit) for Taxes	(35)	-	(35)	(144)
Net Income (Loss)	(3,480)	7,760	4,280	3,614
Earnings (Loss) per Share	$(0.13)		$0.16	$0.14

Highlights for the Period Ending December 31, 2013

➢
Asset quality improved as non-performing loans decreased by $5.6 million, or 35%, to $10.4 million, or 1.53% of total loans, at December 31, 2013 compared to $16.0 million, or 2.60% of total loans as of December 31, 2012.

➢
The percentage of non-performing assets to capital and reserves improved to 19% as of December 31, 2013 compared to 31% as of December 31, 2012.  The non-performing loan coverage ratio increased to 118% as of December 31, 2013 compared to 59% as of December 31, 2012.

➢	Total loans increased by $61.4 million, or 10%, to $679.3 million as of December 31, 2013 compared to $617.9 million at December 31, 2012.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. More than $76 million in new SBA loans were originated during the year ended December 31, 2013. Our team is currently ranked as the #1 SBA lender in the tri-state footprint of Pennsylvania, New Jersey and Delaware.

➢	Core deposits increased by $24.0 million on a linked quarter basis to $859.3 million as of December 31, 2013 compared to $835.3 million as of September 30, 2013.

➢	The net interest margin increased to 3.66% for the year ended December 31, 2013 compared to 3.53% for the year ended December 31, 2012 despite the challenging interest rate environment.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 11.53% and a Tier I Leverage Ratio of 8.59% at December 31, 2013.

➢	Tangible book value per share as of December 31, 2013 was $2.42.

Income Statement

The Company reported a net loss of $3.3 million, or $(0.13) per share, for the three month period ended December 31, 2013, compared to net income of $0.9 million, or $0.03 per share, for the three month period ended December 31, 2012.  The net loss for the year ended December 31, 2013 was $3.5 million, or $(0.13) per share, compared to net income of $3.6 million, or $0.14 per share, for the year ended December 31, 2012.

Earnings in the fourth quarter of 2013 were impacted by a provision for loan losses in the amount of $3.6 million related to a single loan relationship. This loan was determined to be impaired during the fourth quarter and the provision was the result of a significant reduction in the collateral value supporting the loan based upon a current appraisal.

On a year to date basis, significant charges that impacted earings during 2013 included the settlement of a lawsuit for $1.9 million in the third quarter and a $2.1 million writedown of an OREO property.  Each of these charges were associated with loans and relationships that were established prior to 2008 under the old Republic Bank model.

The Company continues to lower its cost of funds as evidenced by a decrease of 18 basis points to 0.53% for the twelve month period ended December 31, 2013, compared to 0.71% for the twelve month period ended December 31, 2012. The net interest margin increased to 3.66% for the twelve month period ended December 31, 2013 compared to 3.53% for the twelve month period ended December 31, 2012.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Dec 31, 2013	Dec 31, 2012	% Change	Sep 30, 2013	% Change

Total assets	$961,665	$988,658	(3%)	$942,868	2%

Total loans (net)	667,048	608,359	10%	641,533	4%

Total deposits	869,534	889,201	(2%)	845,503	3%

Total core deposits	859,301	841,784	2%	835,271	3%

Net loans increased by $58.7 million, or 10%, as of December 31, 2013 compared to December 31, 2012.  Core deposits grew by $17.5 million to $859.3 million as of December 31, 2013 compared to $841.8 million as of December 31, 2012.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Dec 31, 2013	Dec 31, 2012	% Change	Sep 30, 2013	% Change	4th Qtr 2013 Cost of Funds

Demand noninterest-bearing	$157,806	$145,407	9%	$159,384	(1%)	0.00%

Demand interest-bearing	230,221	180,441	28%	188,572	22%	0.38%

Money market and savings	402,671	440,119	(9%)	413,969	(3%)	0.41%

Certificates of deposit	68,603	75,817	(10%)	73,346	(6%)	0.77%

Total core deposits	$859,301	$841,784	2%	$835,271	3%	0.36%

Core deposits increased to $859.3 million at December 31, 2013 compared to $841.8 million at December 31, 2012 as the Company continues to focus its effort on the gathering of low-cost core deposits. The Company recognized strong growth in demand account balances on a year to year basis, while at the same time reducing the overall deposit cost of funds to 0.37% for the three month period ending December 31, 2013 compared to 0.51% for the three month period ending December 31, 2012. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources such as brokered and internet-based certificates of deposit.

Lending

Loans by type are as follows (dollars in thousands):

Description	Dec 31, 2013	% of Total	Dec 31, 2012	% of Total	Sep 30, 2013	% of Total

Commercial real estate	$342,794	50%	$335,561	54%	$328,486	51%
Construction and land development	23,977	4%	26,659	4%	25,238	4%
Commercial and industrial	118,209	17%	103,768	17%	113,302	17%
Owner occupied real estate	160,229	24%	126,242	21%	150,594	23%
Consumer and other	31,981	5%	23,449	4%	30,595	5%
Residential mortgage	2,359	0%	2,442	0%	2,374	0%
Deferred costs (fees)	(238)		(220)		(352)

Gross loans	$679,311	100%	$617,901	100%	$650,237	100%

Gross loans increased by $61.4 million to $679.3 million at December 31, 2013 compared to $617.9 million at December 31, 2012 as a result of an increase in quality loan demand over the last twelve months and continued success with our relationship banking model.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012

Non-performing assets / total assets	1.51%	1.43%	2.52%

Quarterly net loan charge-offs / average loans	0.12%	0.54%	0.64%

Allowance for loan losses / gross loans	1.81%	1.34%	1.54%

Allowance for loan losses / non-performing loans	118%	116%	59%

Non-performing assets / capital and reserves	19%	18%	31%

Non-performing assets decreased by $10.5 million to $14.5 million, or 1.51% of total assets, at December 31, 2013, compared to $25.0 million, or 2.52% of total assets, as of December 31, 2012.  The allowance for loan losses as a percentage of non-performing loans increased to 118% as of December 31, 2013, compared to 59%  as of December 31, 2012.  The ratio of non-performing assets to capital and reserves improved to 19% as of December 31, 2013 compared to 31% as of December 31, 2012.

Capital

The Company’s capital regulatory ratios at December 31, 2013 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	8.59%	5.00%

Tier 1 Risk Based Capital	10.28%	6.00%

Total Risk Based Capital	11.53%	10.00%

Total shareholders’ equity was $62.9 million at December 31, 2013 which represented a book value per share of $2.42, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fourteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill and Voorhees, New Jersey. For more information about Republic Bank, visit www.myrepublicbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from operations in its analysis of the Company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including non-recurring items or gains or losses that are unusual in nature.  Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses and in comparing such results to results of peer financial institutions. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2012 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2013	2013	2012

ASSETS
Cash and due from banks	$12,525	$11,468	$9,097
Interest-bearing deposits and federal funds sold	23,355	32,837	118,907
Total cash and cash equivalents	35,880	44,305	128,004

Securities - Available for sale	204,891	199,722	189,259
Securities - Held to maturity	21	69	67
Restricted stock	1,570	1,570	3,816
Total investment securities	206,482	201,361	193,142

Loans held for sale	4,931	7,130	82

Loans receivable	679,311	650,237	617,901
Allowance for loan losses	(12,263)	(8,704)	(9,542)
Net loans	667,048	641,533	608,359

Premises and equipment	22,748	21,181	21,976
Other real estate owned	4,059	5,951	8,912
Other assets	20,517	21,407	28,183

Total Assets	$961,665	$942,868	$988,658

LIABILITIES
Non-interest bearing deposits	$157,806	$159,384	$145,407
Interest bearing deposits	711,728	686,119	743,794
Total deposits	869,534	845,503	889,201

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	6,756	7,802	7,079

Total Liabilities	898,766	875,781	918,756

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	107,078	106,990	106,753
Accumulated deficit	(37,708)	(34,447)	(34,228)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	(2,828)	(1,813)	1,020

Total Shareholders' Equity	62,899	67,087	69,902

Total Liabilities and Shareholders' Equity	$961,665	$942,868	$988,658

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2013	2013	2012	2013	2012

INTEREST INCOME
Interest and fees on loans	$8,181	$8,146	$8,128	$32,335	$32,591
Interest and dividends on investment securities	1,321	1,153	1,234	4,685	5,369
Interest on other interest earning assets	42	40	61	185	300
Total interest income	9,544	9,339	9,423	37,205	38,260

INTEREST EXPENSE
Interest on deposits	828	835	1,124	3,478	5,232
Interest on borrowed funds	278	278	282	1,112	1,134
Total interest expense	1,106	1,113	1,406	4,590	6,366

Net interest income	8,438	8,226	8,017	32,615	31,894
Provision for loan losses	3,760	250	750	4,935	1,350

Net interest income after provision for loan losses	4,678	7,976	7,267	27,680	30,544

NON-INTEREST INCOME
Service fees on deposit accounts	277	270	252	1,046	922
Gain on sale of SBA loans	1,475	1,106	2,194	5,338	5,531
Gain (loss) on sale of investment securities	-	-	(37)	703	737
Other non-interest income	459	516	443	2,129	1,638
Total non-interest income	2,211	1,892	2,852	9,216	8,828

NON-INTEREST EXPENSE
Salaries and employee benefits	3,788	4,486	4,407	17,064	16,512
Occupancy and equipment	1,453	1,612	1,353	5,740	5,460
Legal and professional fees	847	902	821	3,298	4,072
Foreclosed real estate	1,408	745	274	3,179	763
Regulatory assessments and related fees	345	327	335	1,257	1,367
Other operating expenses	2,276	4,036	2,079	9,873	7,728
Total non-interest expense	10,117	12,108	9,269	40,411	35,902

Income (loss) before provision (benefit) for income taxes	(3,228)	(2,240)	850	(3,515)	3,470

Provision (benefit) for income taxes	33	(18)	(54)	(35)	(144)

Net income (loss)	$(3,261)	$(2,222)	$904	$(3,480)	$3,614

Net Income (Loss) per Common Share
Basic	$(0.13)	$(0.09)	$0.03	$(0.13)	$0.14
Diluted	$(0.13)	$(0.09)	$0.03	$(0.13)	$0.14

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	25,973	25,973	25,994	25,973	25,992

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	December 31, 2013			September 30, 2013			December 31, 2012

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$61,963	$42	0.27%	$58,532	$40	0.27%	$95,227	$61	0.25%
Securities	206,259	1,361	2.64%	197,283	1,183	2.40%	193,119	1,298	2.69%
Loans receivable	663,567	8,226	4.92%	641,698	8,192	5.06%	626,916	8,164	5.18%
Total interest-earning assets	931,789	9,629	4.10%	897,513	9,415	4.16%	915,262	9,523	4.14%

Other assets	46,363			45,652			58,879

Total assets	$978,152			$943,165			$974,141

Interest-bearing liabilities:

Demand non interest-bearing	$159,956			$150,915			$142,716
Demand interest-bearing	218,275	210	0.38%	198,341	213	0.43%	178,658	229	0.51%
Money market & savings	419,982	431	0.41%	410,402	425	0.41%	425,205	561	0.52%
Time deposits	81,744	187	0.91%	85,576	197	0.91%	128,005	334	1.04%
Total deposits	879,957	828	0.37%	845,234	835	0.39%	874,584	1,124	0.51%

Total interest-bearing deposits	720,001	828	0.46%	694,319	835	0.48%	731,868	1,124	0.61%

Other borrowings	22,476	278	4.91%	22,476	278	4.91%	22,547	282	4.98%

Total interest-bearing liabilities	742,477	1,106	0.59%	716,795	1,113	0.62%	754,415	1,406	0.74%
Total deposits and
other borrowings	902,433	1,106	0.49%	867,710	1,113	0.51%	897,131	1,406	0.62%

Non interest-bearing liabilities	9,312			7,313			7,623
Shareholders' equity	66,407			68,142			69,387
Total liabilities and
shareholders' equity	$978,152			$943,165			$974,141

Net interest income		$8,523			$8,302			$8,117
Net interest spread			3.51%			3.54%			3.40%

Net interest margin			3.63%			3.67%			3.53%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2013			December 31, 2012

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$67,307	$185	0.27%	$116,268	$300	0.26%
Securities	192,315	4,820	2.51%	187,446	5,622	3.00%
Loans receivable	640,233	32,523	5.08%	609,943	32,734	5.37%
Total interest-earning assets	899,855	37,528	4.17%	913,657	38,656	4.23%

Other assets	50,616			56,149

Total assets	$950,471			$969,806

Interest-bearing liabilities:

Demand non interest-bearing	$149,125			$136,999
Demand interest-bearing	192,224	825	0.43%	146,319	796	0.54%
Money market & savings	417,652	1,786	0.43%	433,422	2,718	0.63%
Time deposits	92,484	867	0.94%	155,549	1,718	1.10%
Total deposits	851,485	3,478	0.41%	872,289	5,232	0.60%

Total interest-bearing deposits	702,360	3,478	0.50%	735,290	5,232	0.71%

Other borrowings	22,476	1,112	4.95%	22,531	1,134	5.03%

Total interest-bearing liabilities	724,836	4,590	0.63%	757,821	6,366	0.84%
Total deposits and
other borrowings	873,961	4,590	0.53%	894,820	6,366	0.71%

Non interest-bearing liabilities	7,902			7,573
Shareholders' equity	68,608			67,413
Total liabilities and
shareholders' equity	$950,471			$969,806

Net interest income		$32,938			$32,290
Net interest spread			3.54%			3.39%

Net interest margin			3.66%			3.53%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2013	2013	2012	2013	2012

Balance at beginning of period	$8,704	$9,332	$9,798	$9,542	$12,050

Provision charged to operating expense	3,760	250	750	4,935	1,350
	12,464	9,582	10,548	14,477	13,400

Recoveries on loans charged-off:
Commercial	48	10	-	117	105
Consumer	-	1	1	26	29
Total recoveries	48	11	1	143	134

Loans charged-off:
Commercial	(249)	(889)	(1,007)	(2,282)	(3,890)
Consumer	-	-	-	(75)	(102)

Total charged-off	(249)	(889)	(1,007)	(2,357)	(3,992)

Net charge-offs	(201)	(878)	(1,006)	(2,214)	(3,858)

Balance at end of period	$12,263	$8,704	$9,542	$12,263	$9,542

Net charge-offs as a percentage of
average loans outstanding	0.12%	0.54%	0.64%	0.35%	0.63%

Allowance for loan losses as a percentage
of period-end loans	1.81%	1.34%	1.54%	1.81%	1.54%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2013	2013	2013	2013	2012

Non-accrual loans:
Commercial real estate	$9,764	$6,833	$12,673	$14,415	$14,850
Consumer and other	656	662	667	700	996
Total non-accrual loans	10,420	7,495	13,340	15,115	15,846

Loans past due 90 days or more
and still accruing	-	-	-	-	202

Total non-performing loans	10,420	7,495	13,340	15,115	16,048

Other real estate owned	4,059	5,951	6,584	8,268	8,912

Total non-performing assets	$14,479	$13,446	$19,924	$23,383	$24,960

Non-performing loans to total loans	1.53%	1.15%	2.09%	2.41%	2.60%

Non-performing assets to total assets	1.51%	1.43%	2.17%	2.52%	2.52%

Non-performing loan coverage	117.69%	116.13%	69.96%	61.88%	59.46%

Allowance for loan losses as a percentage
of total period-end loans	1.81%	1.34%	1.46%	1.49%	1.54%

Non-performing assets / capital plus
allowance for loan losses	19.26%	17.74%	25.32%	29.28%	31.42%